FOR IMMEDIATE RELEASE                                               EXHIBIT 99.1

                 CONCURRENT COMPLETES ACQUISITION OF EVERSTREAM

DULUTH, GA and CLEVELAND, OH - October 12, 2005 - Concurrent (NASDAQ: CCUR), a worldwide leader of real-time and on-demand technology, today announced that it has completed the previously announced acquisition of Everstream Holdings, Inc., a leader in business intelligence software currently focused on the cable industry. Everstream's current products monitor and analyze operations and performance data from millions of digitally enabled subscribers for real-time analytics, historical reporting, and on-demand advertising.

Concurrent will operate Everstream as an independent, wholly owned subsidiary and will continue operations in Everstream's facilities outside Cleveland, in Solon, Ohio. This structure will enable Everstream to protect its customers' confidential information regarding competitive performance and independent development of software tools for business analytics.

"We are pleased to close this acquisition on schedule and continue our growth as a software company," said Gary Trimm, Concurrent's President and CEO. "The Everstream tools are an essential element of our strategy to offer innovative software on commercial hardware that drives better business performance for our customers. We believe Everstream's products are already an important part of many North American VOD cable systems' metrics and we plan to extend the reach to include international, IPTV and satellite markets. Concurrent is fortunate in this acquisition to add over 30 talented and dedicated employees to our corporate family."

As stated in a press release dated August 19 announcing the signing of the definitive agreement, Concurrent expects the transaction to be accretive to earnings in the range of $0.01 to $0.02 per share for the remainder of fiscal 2006 and $0.03 to $0.04 per share for fiscal 2007. Notwithstanding the foregoing, these estimates are subject to adjustment pending the completion of the independent appraisal of the acquired assets and the related purchase accounting adjustments required under Generally Accepted Accounting Principles
(GAAP).

ABOUT CONCURRENT
Concurrent (www.ccur.com) is a global leader in providing digital on-demand systems to the broadband industry and real-time computer systems for industry and government. Concurrent's VOD systems are widely deployed worldwide by major broadband operators and provide a flexible, comprehensive, robust solution which is utilized within the domestic and international broadband cable, DSL, and IP-based markets. The company's powerful and scalable VOD systems are based on open standards and are integrated with the leading broadband technologies. Concurrent is also a leading provider of high performance, real-time computer systems, solutions, and software that focus on hardware-in-the-loop and man-in-the-loop simulation, data acquisition and process control for commercial and government markets. Concurrent has nearly four decades of experience in high performance, on-demand, mission-critical solutions and provides its best of breed solutions through offices in North America, Europe, Asia, and Australia.

ABOUT EVERSTREAM
Founded in 1999, Everstream has provided enterprise business software and engineering services for the world's largest cable operators, iTV and media companies. Whether through the S4 product


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line or through contracted services, Everstream's focus is on enabling cross-platform operability between cable operators' on-demand and iTV system technologies, their business back-office, and their media content partners. For more information, visit http://www.everstream.com.

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For more information, contact:
Concurrent:
-----------
Todd Franke - Media Relations                Kirk Somers
Bob Gold & Associates                        Concurrent Investor Relations
310-320-2010                                 678-258-4000
todd@bobgoldpr.com                    investor.relations@ccur.com

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and development and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. Examples of forward looking statements in this press release include, without limitation, our expectation with regard to the impact of the Everstream transaction on our earnings, synergistic values, product developments, partnerships arrangements, and anticipated growth in the markets for our on-demand products. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

Such risks and uncertainties include our ability to integrate the acquisition and realize expected synergies and the impact of purchase accounting requirements. In addition, the risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied; availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; rapid technology changes; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate and predatory pricing pressures; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new on-demand and real-time products; the availability of Linux software in light of issues raised by SCO Group; capital spending patterns by a limited customer base; and obligations that could impact revenue recognition.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on Sept. 2, 2005 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation, its logo and are registered trademarks of Concurrent Computer Corporation. All other product names are trademarks or registered trademarks of their respective owners.